Exhibit 99.1

CORRECTED: Intellinetics Grows 2024 Full-Year Revenues 7%

COLUMBUS, OH – March 25, 2025 – Intellinetics, Inc. (NYSE American: INLX), has issued this press release to correct an error in its reporting of Q4 2024 Adjusted EBITDA and FY 2024 Adjusted EBITDA when announcing its financial results for the fourth quarter and fiscal year ended December 31, 2024, yesterday.

The Company inadvertently understated Q4 2024 Adjusted EBITDA and FY 2024 Adjusted EBITDA by originally reporting a result of $531,241 in the fifth bullet of the Q4 2024 financial highlights, and $2,382,357 in the fifth bullet of the FY 2024 financial highlights. The Company’s actual Q4 2024 Adjusted EBITDA was $600,766 and FY 2024 Adjusted EBITDA was $2,451,882. The associated non-GAAP financial measures reconciliation table in the original release reported the correct amounts of Adjusted EBITDA for both Q4 and FY 2024. The corrected press release follows:

Intellinetics Grows 2024 Full-Year Revenues 7%

Full-Year SaaS Revenue Grows 11%;

Company made $1,625,000 in debt prepayments in 2024

COLUMBUS, OH – March 24, 2025 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and 12 months ended December 31, 2024.

2024 Fourth Quarter Financial Highlights

●	Total Revenue increased 2.1% over the same period in 2023; the growth was fully organic.
●	Software as a Service (SaaS) revenue increased 11.8% over the same period in 2023.

◌	IntelliCloud Payables Automation continued its commercialization; live reference accounts increased another 50% in the quarter and they are running smoothly.
◌	Management believes Payables Automation solutions will be the primary drivers of our SaaS growth going forward.

●	Professional services revenue increased 0.3% over the same period in 2023.
●	Net loss of $53,701, or ($0.01) per basic and fully diluted share, compared to net income of $61,638, or $0.02 per basic and $0.01 per fully diluted share, for the same period in 2023.
●	Adjusted EBITDA of $600,766, compared to $754,375 from the same period in 2023.
●	Ended the year with less than $1.4 million in debt principal, and over $2.4 million in cash.

2024 Full-Year Financial Highlights

●	Total Revenue increased 6.7% over the same period in 2023; the growth was fully organic.
●	Software as a Service revenue increased 10.8% over the same period in 2023.
●	Professional services revenue increased 8.9% over the same period in 2023.
●	Net loss of $546,215, or ($0.13) per basic and fully diluted share, compared to net income of $519,266, or $0.13 per basic and $0.11 per fully diluted share, for the same period in 2023.

◌	2024 included $1,060,840 in new share-based compensation expense.
◌	2024 includes $2,403,251 in sales and marketing expense which is $376,380 higher than 2023 due to our increased investments in sales and marketing in the latter part of the year.

●	Adjusted EBITDA was $2,451,882, compared to $2,744,649 from the same period in 2023.

	For the years ended December 31,
	2024	2023

Revenues:
Sale of software	$32,946	$100,260
Software as a service	5,688,936	5,133,215
Software maintenance services	1,410,387	1,407,064
Professional services	9,985,028	9,167,428
Storage and retrieval services	901,076	1,078,414
Total revenues	$18,018,373	$16,886,381

James F. DeSocio, President & CEO of Intellinetics, stated, “2024 marked the beginning of our multi-year journey to becoming a predominantly SaaS company, while maintaining and opportunistically growing our other solutions in the digital transformation space. Our new Payables Automation SaaS solutions will spearhead our transformation, exceeding the growth of our traditional content management SaaS solutions. Our SaaS revenue continues to grow faster than our consolidated revenue. From our position of strength in cash flow generation, we will continue to invest more in sales and marketing to take advantage of the opportunities in front of us, particularly in Payables Automation.”

“For the year, we prepaid $1.65 million of our debt, leaving just over $1.3 million. We stepped up our sales and marketing investments in 2024, and have continued to do so, adding a Vice President of Sales and Sales Engineer in 2025 already. I am very excited about our prospects for the future,” continued Mr. DeSocio.

Summary – 2024 Fourth Quarter Results

Revenues for the three months ended December 31, 2024 were $4,280,071, an increase of 2.1%, as compared with $4,192,689 for the same period in 2023. This organic increase was driven by an 11.8% increase in SaaS revenue, and a 0.3% increase in professional services fees. Our professional services growth was limited due to certain projects being pushed out into 2025.

Total operating expenses increased 11.4% to $2,829,369, compared to $2,540,565 for the same period in 2023, driven by increases in sales and marketing expense of $169,923 (37.0%) and depreciation and amortization of $42,974 (16.6%). Loss from operations was $12,920 compared to income from operations of $181,527 in the fourth quarter last year, driven by the sales and marketing increase and other structural investments.

Intellinetics reported net loss of $53,701 compared to net income of $61,638 for the same period in 2023. Basic and diluted net loss per share for the three months ended December 31, 2024 was ($0.01), compared to $0.02 per basic and $0.01 per fully diluted share for the period ended December 31, 2023. Adjusted EBITDA was $531,241 compared to $754,375 in 2023.

Summary – 2024 Full-Year Results

Revenues for the year ended December 31, 2024 were $18,018,373, an increase of 6.7% as compared with $16,886,381 for the same period in 2023. Total operating expenses increased 23.7% to $11,698,431, compared to $9,456,486. In addition to structural investments for growth and scale, including sales and marketing, the primary driver of the expense increase was an incremental $1,060,840 related to share-based compensation, including our granting of stock options to employees and directors and our issuance of restricted stock awards to employees, all of which was a non-cash expense except for $69,525 relating to shares canceled for payment of payroll taxes as part of a cashless grant. Loss from operations was $173,505, compared to income from operations of $1,107,469 for last year. Intellinetics reported net loss of $546,215, or ($0.13) per basic and $0.11 per diluted share, compared to net income of $519,266, or $0.13 per basic and $0.11 per diluted share, for the same period in 2023. The 2024 operating loss and net loss were the result of structural investments and share-based compensation discussed above. Adjusted EBITDA was $2,382,357 compared to $2,744,649.

2025 Outlook

Based on management’s current plans and assumptions, the Company expects that it will grow revenues on a year-over-year basis for the fiscal year 2025. The Company also expects its 2025 EBITDA to be reduced by more than half compared to fiscal year 2024, due to increased investments in sales and marketing intended to provide returns on those investments in late 2025 and beyond.

“Our Payables Automation solutions provide an extremely quick return on investment for our customers, and offers our company a clear organic growth opportunity to rapidly grow our SaaS revenue over the next four to five years just with continuing a successful rollout with existing partners.” continued Mr. DeSocio. “We view Payables Automation as a transformative opportunity for our company, and we plan to continue to make investments to position the product for as rapid an adoption as we can drive. In addition to sales and marketing initiatives, we plan to enhance our development capabilities to bring features to market more quickly, and to bring our solutions to new ERP partnerships which become additional ecosystems for happy customers.”

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through April 23, 2025 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13752545.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, increased sales and marketing efforts, future revenues, including the “2025 Outlook” for revenues and EBITDA; organic revenue growth from both new and existing customers; customer returns on investment in our software solutions; market share, growth of our markets; sustainable profitability; the rollout and success of new products, including Payables Automation; continued growth of SaaS revenue; the outcome of competitive bidding processes with existing customers; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that we cannot secure a renewal of our largest customer contract through their competitive bidding process that is currently open as of the date of this release, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS- based company, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, share-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,
	2024	2023
Net (loss) income - GAAP	$(53,701)	$61,638
Interest expense, net	40,781	119,889
Depreciation and amortization	302,242	259,268
Share-based compensation	311,444	313,580
Adjusted EBITDA	$600,766	$754,375

	For the Twelve Months Ended December 31,
	2024	2023
Net (loss) income - GAAP	$(519,266)	$519,266
Interest expense, net	372,710	588,203
Depreciation and amortization	1,128,613	974,527
Share-based compensation	1,496,774	662,653
Adjusted EBITDA	$2,451,882	$2,744,649

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the Three Months Ended December 31,
	2024	2023
Revenues as reported:
Sale of software	$(1,100)	$11,899
Software as a service	1,479,250	1,323,120
Software maintenance services	346,372	355,373
Professional services	2,242,762	2,236,733
Storage and retrieval	212,787	265,564
	$4,280,071	$4,192,689
Revenues - recurring only:
Sale of software - recurring	$-	$-
Software as a service - recurring	1,409,478	1,267,202
Software maintenance services - recurring	346,372	355,373
Professional services - recurring	724,672	798,444
Storage and retrieval - recurring	169,371	225,561
	$2,649,893	$2,646,580
Revenues - non-recurring only:
Sale of software - non-recurring	$(1,100)	$11,899
Software as a service - non-recurring	69,772	55,918
Software maintenance services - non-recurring	-	-
Professional services - non-recurring	1,518,090	1,438,289
Storage and retrieval - non-recurring	43,416	40,003
	$1,630,178	$1,546,109

Total recurring and non-recurring revenues	$4,280,071	$4,192,689

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$2,489,236	$1,215,248
Accounts receivable, net	1,111,504	1,850,375
Accounts receivable, unbilled	1,296,524	1,320,837
Parts and supplies, net	100,561	110,272
Contract assets	139,696	140,165
Prepaid expenses and other current assets	337,035	367,478
Total current assets	5,474,556	5,004,375

Property and equipment, net	1,093,867	924,257
Right of use assets, operating	1,894,866	2,532,928
Right of use assets, finance	237,741	219,777
Intangible assets, net	3,399,029	3,909,338
Goodwill	5,789,821	5,789,821
Other assets	685,076	645,764
Total assets	$18,574,956	$19,026,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$310,623	$194,454
Accrued compensation	493,700	337,884
Accrued expenses	172,421	164,103
Lease liabilities, operating - current	842,468	712,607
Lease liabilities, finance - current	69,261	49,926
Deferred revenues	3,411,852	2,927,808
Notes payable - current	781,936	-
Notes payable - related party - current	515,512	-

Total current liabilities	6,597,773	4,386,782

Long-term liabilities:
Notes payable	-	2,209,242
Notes payable - related party	-	560,602

Lease liabilities, operating - net of current portion	1,161,404	1,942,970
Lease liabilities, finance - net of current portion	184,024	175,943
Total long-term liabilities	1,345,428	4,888,757
Total liabilities	7,943,201	9,275,539

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,249,735 and 4,113,621 shares issued and outstanding at December 31, 2024 and 2023, respectively	4,250	4,114
Additional paid-in capital	32,268,743	30,841,630
Accumulated deficit	(21,641,238)	(21,095,023)
Total stockholders’ equity	10,631,755	9,750,721
Total liabilities and stockholders’ equity	$18,574,956	$19,026,260

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Income

	For the Twelve Months Ended December 31,
	2024	2023

Revenues:
Sale of software	$32,946	$100,260
Software as a service	5,688,936	5,133,215
Software maintenance services	1,410,387	1,407,064
Professional services	9,985,028	9,167,428
Storage and retrieval services	901,076	1,078,414
Total revenues	18,018,373	16,886,381

Cost of revenues:
Sale of software	8,486	25,736
Software as a service	856,774	889,135
Software maintenance services	57,667	59,373
Professional services	5,222,517	4,992,826
Storage and retrieval services	348,003	355,356
Total cost of revenues	6,493,447	6,322,426

Gross profit	11,524,926	10,563,955

Operating expenses:
General and administrative	8,166,567	6,455,088
Sales and marketing	2,403,251	2,026,871
Depreciation and amortization	1,128,613	974,527

Total operating expenses	11,698,431	9,456,486

(Loss) income from operations	(173,505)	1,107,469

Interest expense, net	(372,710)	(588,203)

Net (loss) income	$(546,215)	$519,266

Basic net (loss) income per share:	$(0.13)	$0.13
Diluted net (loss) income per share:	$(0.13)	$0.11

Weighted average number of common shares outstanding - basic	4,201,401	4,074,194
Weighted average number of common shares outstanding - diluted	4,201,401	4,652,058

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2024	2023

Cash flows from operating activities:
Net (loss) income	$(546,215)	$519,266
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,128,613	974,527
Bad debt (recovery) expense	(9,117)	77,211
Loss on disposal of fixed assets	547	-
Amortization of deferred financing costs	152,604	177,164
Amortization of debt discount	-	22,045
Amortization of right of use assets, financing	71,326	42,115
Stock issued for services	-	198,124
Share-based compensation	1,496,774	464,529
Changes in operating assets and liabilities:
Accounts receivable	747,988	(806,503)
Accounts receivable, unbilled	24,313	(724,427)
Parts and supplies	9,711	(37,051)
Prepaid expenses and other current assets	30,912	(101,799)
Accounts payable and accrued expenses	280,303	(200,444)
Operating lease assets and liabilities, net	(13,643)	6,158
Deferred revenues	484,044	173,744
Total adjustments	4,404,375	265,393
Net cash provided by operating activities	3,858,160	784,659

Cash flows from investing activities:
Capitalization of internal use software	(388,570)	(436,837)
Purchases of property and equipment	(439,203)	(111,240)
Net cash used in investing activities	(827,773)	(548,077)

Cash flows from financing activities:
Payment of earnout liabilities	-	(700,000)
Other net changes in finance lease assets and liabilities	-	(2,411)
Principal payments on financing lease liability	(61,874)	(34,954)
Payments to taxing authorities in connection with shares directly withheld from employees	(69,525)	-
Repayment of notes payable	(1,307,169)	(980,450)
Repayment of notes payable - related parties	(317,831)	-
Net cash used in financing activities	(1,756,399)	(1,717,815)

Net increase (decrease) in cash	1,273,988	(1,481,233)
Cash - beginning of period	1,215,248	2,696,481
Cash - end of period	$2,489,236	$1,215,248

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$258,646	$418,790
Cash paid during the period for income taxes	$20,259	$21,667

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for finance lease liability	$89,289	$107,610